                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A

                                 AMENDMENT NO. 1

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                          Date of Report: June 23, 1999
                        (Date of Earliest Event Reported)

                         Commission File Number 1-14373

                         INSIGNIA FINANCIAL GROUP, INC.
             (Exact Name of Registrant as Specified in Its Charter)


         DELAWARE                                         56-2084290
     (State of Incorporation)            (I.R.S. Employer Identification No.)


200 PARK AVENUE, NEW YORK, NEW YORK                                10166
(Address of Principal Executive Offices)                         (Zip Code)


                                 (212) 984-8000
              (Registrant's Telephone Number, Including Area Code)

     The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of its Report on Form 8-K dated June 23, 1999 and filed on July 8, 1999 as set forth in the pages attached hereto:


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a)      Financial Statements of Businesses Acquired

                  (i) Financial Statements for Douglas Elliman Brokerage for the years ended December 31, 1998 and 1997, respectively, with Report of Independent Auditors, and the period from January 1, 1999 to June 23, 1999 (unaudited) and six months ended June 30, 1998 (unaudited).

         (b)      Pro Forma Financial Information

                  (i) Unaudited Pro Forma Condensed Consolidated Statements of Income for the six months ended June 30, 1999 and the year ended December 31, 1998.

         (c)      Exhibits

                  The following are furnished as exhibits to this report:

                  Exhibit No.

                  10.1 Purchase Agreement, dated as of May 27, 1999, among Douglas Elliman, Douglas Elliman, Inc. and Douglas Elliman Insurance Brokerage Corp. as seller and DE Acquisition, LLC as buyer. *

                  23.1     Consent of Ernst & Young LLP.

                  99.1     Press release dated June 23, 1999. *

                  ---------------
                  * Previously filed.

                                   SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned hereunto duly authorized.

                                          INSIGNIA FINANCIAL GROUP, INC.



                                          By: /s/ Adam B. Gilbert
                                             --------------------------------
                                               Adam B. Gilbert
                                               Executive Vice President



DATE: August 31, 1999

(a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED



                         Report of Independent Auditors

To the Owners
Douglas Elliman Brokerage

We have audited the accompanying balance sheets of Douglas Elliman Brokerage (a division of Douglas Elliman, a New York general partnership) (the "Division") as of December 31, 1998 and 1997, and the related statements of operations, owners' equity and cash flows for the years then ended. These financial statements are the responsibility of the Division's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Division at December 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

                                               /S/ ERNST & YOUNG LLP


New York, New York
August 6, 1999

                                        Douglas Elliman Brokerage

                                              Balance Sheets


                                                         JUNE 23, 1999                DECEMBER 31,
ASSETS                                                    (UNAUDITED)             1998          1997
                                                     ------------------------------------------------------
Current assets:
   Cash and cash equivalents                          $         14,619     $      25,735      $    15,472
   Commissions receivable, less allowance for
     doubtful accounts of $0 in 1999 and $143,133
     in 1998 and 1997                                        1,064,644           886,460        1,096,526
   Prepaid expenses and other assets                           602,631           371,502          152,087
                                                      ----------------     -------------      -----------
Total current assets                                         1,681,894         1,283,697        1,264,085

Commissions receivable - long term                             514,107           638,200          389,572
Other assets                                                   150,434           145,372           90,707
Property and equipment, net of accumulated
   depreciation and amortization                             3,682,346         3,572,735        3,042,845
Intangible assets, net of accumulated
   amortization                                              2,268,578         2,473,353        2,894,583
                                                       ===============     =============      ===========
Total assets                                          $      8,297,359     $   8,113,357      $ 7,681,792
                                                       ===============     =============      ===========

LIABILITIES AND OWNERS' EQUITY
Current liabilities:
   Brokers commission payable                         $        670,201     $   2,863,567      $ 2,776,852
   Accounts payable                                          1,137,426         1,297,731        1,057,950
   Accrued expenses and sundry liabilities                     254,801           528,030          528,559
   Current installments of notes payable                        50,000           200,000          528,751
   Current installments of capital leases
     payable                                                   227,601           293,317          275,627
                                                      ----------------     -------------      -----------
Total current liabilities                                    2,340,029         5,182,645        5,167,739

Brokers commission payable - long term                         292,414           365,279          232,338
Deferred rent expense                                          235,742           240,894          158,790
Notes payable                                                        -                 -          200,000
Capital leases payable                                         458,975           544,615          283,862
Other long term liabilities                                    111,544            97,215          130,418
                                                      ----------------     -------------      -----------
Total liabilities                                            3,438,704         6,430,648        6,173,147

Commitments and contingencies

Owners' equity                                               4,858,655         1,682,709        1,508,645
                                                      ----------------     -------------      -----------
Total liabilities and owners' equity                   $     8,297,359     $   8,113,357      $ 7,681,792
                                                       ===============     =============      ===========

See accompanying notes

                           Douglas Elliman Brokerage

                            Statements of Operations


                                        PERIOD FROM
                                    JANUARY 1, 1999 TO  SIX MONTHS ENDED              YEAR ENDED
                                       JUNE 23, 1999      JUNE 30, 1998              DECEMBER 31,
                                        (UNAUDITED)        (UNAUDITED)           1998             1997
                                    --------------------------------------------------------------------------
Revenue:
   Brokerage commissions              $    39,222,478    $    36,038,996    $    75,770,533   $    67,054,533
   Consulting and other income                 30,111             60,908             91,142            19,150
                                    --------------------------------------------------------------------------
Total revenue                              39,252,589         36,099,904         75,861,675        67,073,683
                                    --------------------------------------------------------------------------

Expenses:
   Commissions                             22,384,326         20,142,287         43,840,542        38,859,916
   Compensation and benefits                3,048,292          2,876,157          5,634,027         4,976,971
   Consulting fees                            329,826            217,290            791,239           479,014
   Advertising, marketing and
     promotional                            2,612,182          2,848,916          5,492,455         4,648,392
   Occupancy costs                          1,215,851          1,108,440          2,245,895         1,987,667
   Equipment rental, repairs and
     maintenance                              365,350            311,756            565,942           419,367
   Postage and courier                        276,219            260,695            561,483           487,380
   Stationery and supplies                    184,104            185,392            365,984           321,875
   Telephone and related maintenance          602,324            635,140          1,112,000           960,462
   Subscriptions, dues and licensing           96,402             45,930             98,656           135,893
   Interest expense                            42,593             50,469            106,424            98,258
   New York City taxes                         26,229             14,362             43,172            49,326
   Other                                      305,668            401,743          1,182,620           937,269
   General and administrative -
     services                                 830,944            720,723          1,947,991         1,574,744
   Depreciation and amortization              588,247            521,952          1,200,481           815,938
                                    --------------------------------------------------------------------------
Total expenses                             32,908,557         30,341,252         65,188,911        56,752,472
                                    --------------------------------------------------------------------------

Net income                            $     6,344,032    $     5,758,652    $    10,672,764   $    10,321,211
                                    ==========================================================================


See accompanying notes.

                           Douglas Elliman Brokerage

                          Statement of Owners' Equity


Balance at December 31, 1996                               $      1,387,046

   Net income for the year ended December 31, 1997               10,321,211

   Distributions to owners                                      (10,199,612)
                                                           ------------------

Balance at December 31, 1997                                      1,508,645

   Net income for the year ended December 31, 1998               10,672,764

   Distributions to owners                                      (10,498,700)
                                                           ------------------

Balance at December 31, 1998                                      1,682,709

   Net income for the period from January 1, 1999
     to June 23, 1999 (unaudited)                                 6,344,032

   Distributions to owners (unaudited)                           (3,168,086)

                                                           ------------------
Balance at June 23, 1999 (unaudited)                       $      4,858,655
                                                           ==================


See accompanying notes.

                                        Douglas Elliman Brokerage

                                         Statements of Cash Flows

                                                   PERIOD FROM       SIX MONTHS
                                                 JANUARY 1, 1999       ENDED                   YEAR ENDED
                                                       TO          JUNE 30, 1998              DECEMBER 31,
                                                  JUNE 23, 1999
                                                   (UNAUDITED)      (UNAUDITED)          1998              1997
                                                ---------------------------------------------------------------------
OPERATING ACTIVITIES
Net income                                         $  6,344,032     $  5,758,652      $ 10,672,764     $ 10,321,211
Adjustments to reconcile net income to net cash
   provided by operating activities
     Depreciation and amortization                      588,247          521,952         1,200,481          815,938
     Deferred rent                                       (5,152)         104,769            82,104          158,790
     Bad debt                                                 -                -                 -          143,133
     Discount on receivables, net                           989           13,250            26,501           12,676
     Changes in assets and liabilities:
       Commissions receivable                           (56,398)        (530,795)         (101,660)        (341,190)
       Prepaid expenses and other current assets       (231,129)         (36,204)         (219,415)         158,591
       Other assets                                      (5,514)         (10,582)          (55,569)             755
       Brokers commission payable                    (2,264,893)        (949,867)          256,253        1,225,159
       Accrued expenses and sundry liabilities         (273,229)          22,138              (529)         243,576
       Accounts payable                                (160,325)        (121,606)          239,781          341,649
       Other long term liabilities                       14,329          (33,143)          (33,203)         128,279
                                                   -----------------------------------------------------------------
Net cash provided by operating activities             3,950,957        4,738,564        12,067,508       13,208,567
                                                   -----------------------------------------------------------------

INVESTING ACTIVITIES
Acquisition of property and equipment                  (492,631)         (13,451)         (694,275)      (1,332,589)
Acquisition of intangible assets                              -                -                 -         (870,000)
                                                   -----------------------------------------------------------------
Net cash used in investing activities                  (492,631)         (13,451)         (694,275)      (2,202,589)
                                                   -----------------------------------------------------------------

FINANCING ACTIVITIES
Principal payments of capital lease obligations        (151,356)        (154,683)         (335,519)        (178,064)
Principal payments of notes payable                    (150,000)        (345,583)         (528,751)        (624,093)
Distributions to owner                               (3,168,086)      (4,188,988)      (10,498,700)     (10,199,612)
                                                   -----------------------------------------------------------------
Net cash used in financing activities                (3,469,442)      (4,689,254)      (11,362,970)     (11,001,769)
                                                   -----------------------------------------------------------------

Net (decrease) increase in cash                         (11,116)          35,859            10,263            4,209
Cash, beginning of period                                25,735           15,472            15,472           11,263
                                                   =================================================================
Cash, end of period                                $     14,619     $     51,331      $     25,735     $     15,472
                                                   =================================================================

SUPPLEMENTAL CASH FLOW DISCLOSURES
Interest paid                                      $     51,638     $     47,844      $    111,674     $     66,189
                                                   =================================================================
SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING
   AND FINANCING ACTIVITIES
Equipment acquired under capital leases            $          -     $    505,295      $    613,962     $    424,864
Note payable issued in connection with business
   acquired                                        $          -     $          -      $          -     $    750,000

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS

Douglas Elliman is a New York general partnership (the "Partnership") which provides residential and commercial leasing and brokerage services and related services predominantly in New York, New Jersey and Connecticut.

BASIS OF PRESENTATION

The accompanying financial statements represent the accounts of the residential brokerage division of Douglas Elliman ("Douglas Elliman Brokerage" or the "Division"), which was sold to Insignia Financial Group, Inc. on June 23, 1999.

USE OF ESTIMATES

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost, less accumulated depreciation. Depreciation, including depreciation of assets subject to capital leases, is computed over the useful lives of the assets which range from 5 to 7 years. Leasehold improvements are amortized over the remaining life of the lease.

INTANGIBLE ASSETS

Non-compete agreements are amortized on a straight line basis over the six year terms of the associated agreements. Goodwill is amortized on a straight line basis over an estimated life of fifteen years.

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INTANGIBLE ASSETS (CONTINUED)

Contingent payments made in connection with acquired businesses are generally charged to operations as such payments relate to ongoing services provided by the sellers of such acquired businesses.

REVENUE RECOGNITION

Leasing commission revenues are recognized when the leases are executed and all significant contingencies have been satisfied. Brokerage commissions on sales transactions are recognized upon closing of the associated sales transactions.

Leasing commissions receivable beyond one year have been discounted to their present value. An allowance for doubtful accounts has been provided for possible uncollectable amounts.

Leasing commissions payable are generally paid to brokers when the related receivable is collected. Amounts payable beyond one year have been discounted to their present value.

RENT EXPENSE

The Division accounts for leases pursuant to Financial Accounting Standards Board Statement No. 13 which requires the recognition of deferred rent concessions and stated increases in rent on a straight-line basis over the lease term. Accordingly, rent expense for the period ended June 23, 1999, the six months ended June 30, 1998, and the years ended December 31, 1998 and 1997 differed by approximately ($5,000) (unaudited), $105,000 (unaudited), $82,000 and $159,000, respectively, as compared to amounts due pursuant to the underlying leases.

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INCOME TAXES

Douglas Elliman Brokerage is a division of a partnership; accordingly the accompanying financial statements do not include a provision for state and federal income taxes since, pursuant to provisions of the Internal Revenue Code, each item of income, gain, loss, deduction and credit is allocated to and reportable by the partners of the partnership.

CASH AND CASH EQUIVALENTS

The Division considers all highly liquid investments with maturities of three months or less when purchased to be cash equivalents.

2. INTERIM FINANCIAL INFORMATION

The accompanying unaudited financial statements as of and for the period ended June 23, 1999 and the six months ended June 30, 1998 have been prepared in accordance with generally accepted accounting principles for interim financial information and Article 10 of Regulation S-X. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the period ended June 23, 1999 are not necessarily indicative of the results that may be expected for the year ended December 31, 1999.

3. PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

                                     JUNE 23, 1999            DECEMBER 31,
                                      (UNAUDITED)        1998            1997
                                    --------------------------------------------
  Furniture and office equipment    $  3,888,312     $ 3,624,689    $ 2,400,220
  Leasehold improvements               2,165,263       1,912,188      1,510,010
  Construction in progress                     -               -        318,410
                                    --------------------------------------------
                                       6,053,575       5,536,877      4,228,640
  Less - Accumulated depreciation
     and amortization                 (2,371,229)     (1,964,142)    (1,185,795)
                                    ============================================
                                    $  3,682,346     $ 3,572,735    $ 3,042,845
                                    ============================================

Included in furniture and office equipment is equipment acquired subject to capital leases, with a cost of $1,505,450, $1,505,450 and $1,001,905 and accumulated depreciation of $907,248, $741,527 and $492,663 at June 23, 1999, December 31, 1998 and 1997, respectively.

4. COMMISSIONS RECEIVABLE - LONG TERM AND BROKERS COMMISSION PAYABLE -
    LONG TERM

Commissions receivable - long term and brokers commission payable - long term are as follows:

                                  JUNE 23, 1999              DECEMBER 31,
                                   (UNAUDITED)          1998             1997
                                 --------------------------------------------
    Gross commission receivable   $ 729,976       $  851,762     $   540,036
    Less: Unamortized discount     (215,869)        (213,562)       (150,464)
                                 --------------------------------------------
    Net commission receivable     $ 514,107       $  638,200     $   389,572
                                 ===========================================

    Gross commission payable      $ 417,598       $  489,145     $   319,607
    Less: Unamortized discount     (125,184)        (123,866)        (87,269)
                                 ============================================
    Net commission payable        $ 292,414       $  365,279     $   232,338
                                 ============================================

Long term commissions receivable and the related liability for brokers commission payable are discounted using a rate of 8%.

5. NOTES PAYABLE

Effective July 30, 1996, the Division entered into an agreement to acquire all the assets, properties and businesses of Ambrose-Mar Elia Co., Inc (see note
8). The acquisition was funded, in part, by a note which required 24 monthly payments of $33,333 to be made beginning August 1, 1996. The note totaled $752,248 and bore interest at 5.98%. The note has been paid in full as of December 31, 1998. Interest expense relating to the note was $4,417 (unaudited), $4,582 and $25,907 for the six months ended June 30, 1998 and the years ended December 31, 1998 and 1997, respectively.

Effective January 29, 1997, the Division entered into an agreement to purchase all of the assets and business of J.I. Sopher Realty Inc. (see note 8). The acquisition was funded, in part, by a note of $750,000 with interest at 7%, payable in 30 monthly installments of $25,000 plus interest, beginning March 1, 1997. Interest expense relating to the note was $3,860 (unaudited), $14,438 (unaudited), $23,625 and $40,104 for the period ended June 23, 1999, the six months ended June 30, 1998, and for the years ended December 31, 1998 and 1997, respectively.

6. CAPITAL LEASE OBLIGATIONS

Future minimum lease payments required under capital leases at December 31, 1998 are as follows:

         Year ending December 31:
            1999                                         $      365,937
            2000                                                221,142
            2001                                                193,318
            2002                                                159,833
            2003                                                 62,251
                                                        ------------------
         Total minimum lease payments                         1,002,481
         Less - Amount representing interest                   (164,549)
                                                        ------------------
         Total present value of minimum lease payments          837,932
         Less - current portion                                (293,317)
                                                        ------------------
         Non-current portion                             $      544,615
                                                         =================

7. RELATED PARTY TRANSACTIONS

The accompanying financial statements include the Division's allocable portion of shared costs of administrative and support functions of the Partnership's parent and affiliated entities which are shown as general and administrative - services. The accompanying financial statements do not reflect any allocation of investment income of the Partnership's parent and affiliated entities.

The Division engaged the services of the Milford Advertising Agency, an affiliate of the Partnership's parent, in order to provide advertising and related services. For the period ended June 23, 1999, the six months ended June 30, 1998, and the years ended December 31, 1998 and 1997, the cost of these services amounted to approximately $251,000 (unaudited), $287,000 (unaudited), $550,000 and $451,000, respectively.

The Division engaged the services of Timko Contracting Corp., an affiliate of the Partnership's parent, in order to provide construction and related services. For the period ended June 23, 1999, the six months ended June 30, 1998, and the years ended December 31, 1998 and 1997, the cost of these services amounted to approximately $124,000 (unaudited), $60,000 (unaudited), $169,000 and $259,000, respectively, of which approximately $114,000 (unaudited), $47,000 (unaudited), $159,000 and $251,000, respectively, were recorded as capital improvements. As of June 23, 1999, December 31, 1998 and 1997, the Division owed Timko approximately $124,000 (unaudited), $102,000 and $204,000, respectively, relating to these services.

8. ACQUISITIONS

During 1996, the Division purchased the assets and businesses of two residential brokerage companies, Douglas Van Riper, Inc. ("DVR") and Ambrose-Mar Elia Co., Inc. ("Ambrose") which were accounted for using the purchase method. The combined purchase price for the companies of $1,827,248 was allocated as follows:

         Goodwill                                $        927,248
         Non-compete agreements                           835,000
         Pipeline contracts                                35,000
         Furniture and equipment                           30,000
                                                 ----------------
                                                 $      1,827,248
                                                 ================

Pursuant to the DVR purchase agreement, the Division is to pay the seller, for the period April 1, 1996 through March 31, 2001, 20% of all net pretax profits earned by the DVR operation, as defined in the agreement, less an overhead allocation not to exceed 5% of annual revenues. The payments shall be made annually on March 31 of the year following the year in which accrued. The DVR operation incurred a loss for 1998 and 1997 and no payments were due. A payment of $20,121 (unaudited) was made for the period ended March 31, 1999.

Pursuant to the Ambrose purchase agreement, the Division is to pay the seller, for the period covering two years from August 1, 1996, 33% of all net pretax profits earned by Ambrose, as defined in the agreement, less certain expenses, as defined in the agreement, in connection with management and consultancy services to be provided by the seller during such period. Payments of $314,782 and $66,764 were made in 1998 and 1997, respectively.

During 1997, the Division purchased the assets and businesses of two residential brokerage companies, J.I. Sopher Realty Inc., ("Sopher") and Town and Country Realty Inc., ("TC") which were accounted for using the purchase method. The combined purchase price for the companies of $1,650,000 was allocated as follows:

         Goodwill                           $        497,500
         Non-compete agreements                    1,122,500
         Furniture and equipment                      30,000
                                            ----------------
                                            $      1,650,000
                                            ================

Pursuant to the TC purchase agreement, the Division is to pay the seller, for the period March 1, 1997 through February 28, 2002, 20% of all net pretax profits earned by the TC operation, as defined in the agreement, less certain expenses, as defined in the agreement. The payments shall be made annually on February 28 of the year following the year in which accrued and any losses from the operation will be carried forward to the next annual period. Payments of $39,131 (unaudited) and $10,048 were made in 1999 and 1998, respectively.

9. INTANGIBLE ASSETS

Intangible assets consist of the following:

                               JUNE 23, 1999          DECEMBER 31,
                                (UNAUDITED)        1998            1997
                             --------------------------------------------------
  Non-compete agreements     $      1,957,500    $  1,957,500   $  1,957,500
  Goodwill                          1,424,748       1,424,748      1,424,748
                             --------------------------------------------------
                                    3,382,248       3,382,248      3,382,248
  Less: accumulated
     amortization                  (1,113,670)       (908,895)      (487,665)
                             ==================================================
                             $      2,268,578    $  2,473,353   $  2,894,583
                             ==================================================

10. COMMITMENTS AND CONTINGENCIES

LEASE COMMITMENTS

The Division leases office space under several operating leases having termination dates ranging from March 1999 to December 2006. The leases provide for additional rent payments based on increases in real estate taxes and operating expenses over base period amounts.

Minimum future annual rental payments are approximately as follows:

         Year ending December 31,
           1999                           $    2,015,000
           2000                                1,751,000
           2001                                1,438,000
           2002                                1,302,000
           2003                                1,120,000
           Thereafter                          1,232,000
                                         ===================
                                          $    8,858,000
                                         ===================


LITIGATION

The Division is party to litigation arising out of the normal course of business, none of which is expected to have a material adverse effect on the financial position or results of operations of the Division.

11. IMPACT OF THE YEAR 2000 (UNAUDITED)

The Division's management has assessed the year 2000 issue, and has developed an action plan to address the issue. Management believes that its action plan will be implemented and completed in a timely fashion, and that the year 2000 issue will not materially affect the Division's future operating results or financial position.

(b) PRO FORMA FINANCIAL INFORMATION


        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

     The following Unaudited Pro Forma Condensed Consolidated Statements of Income for the six months ended June 30, 1999 and for the year ended December 31, 1998, give effect to the acquisitions of Douglas Elliman and St. Quintin Holdings Limited ("St. Quintin") and related borrowings under Insignia's revolving credit facility, as if effected at January 1, 1998.

     Douglas Elliman, a residential real estate brokerage firm located in New York City, was acquired by Insignia on June 23, 1999. Douglas Elliman commands the number one market position for both residential sales and rentals in New York City, according to the annual ranking of residential brokerage companies nation-wide published by Real Trends. The base purchase price was approximately $65 million paid in cash from borrowings under Insignia's revolving credit facility. Additional purchase consideration of up to $10 million over the next five years is contingent on the future performance of Douglas Elliman.

     St. Quintin, a British real estate services firm headquartered in London, was acquired by Insignia on March 5, 1999. The operations of St. Quintin have been merged with the existing operations of Richard Ellis Group Limited ("REGL"). The combined entities now operate under the name Richard Ellis St. Quintin ("RESQ") throughout the United Kingdom. The base purchase price paid for St. Quintin was approximately $32 million. Additional purchase consideration of up to approximately $12 million is contingent on the future performance of St. Quintin. The purchase was funded with approximately $24.3 million in borrowings under Insignia's revolving credit facility, the issuance of 305,981 shares of Insignia common stock and assumed options to purchase up to 611,962 shares of Insignia common stock.

     The pro forma statements have been prepared by management of Insignia and are based on the historical financial statements of Insignia, Douglas Elliman and St. Quintin, giving effect to the transactions under the purchase method of accounting and to the assumptions and adjustments in the accompanying Notes to Unaudited Pro Forma Condensed Consolidated Statements of Income. These pro forma statements may not be indicative of the actual results that may have occurred if the combinations had been in effect on the dates indicated or which may be experienced in the future. These pro forma statements should be read in conjunction with the historical financial statements and footnote disclosures of (i) Insignia included on Form 10-K filed with the Securities and Exchange Commission ("SEC") on March 31, 1999, (ii) Douglas Elliman Brokerage (included elsewhere herein) and (iii) St. Quintin London Partnership Group and St. Quintin Manchester Partnership included on Form 8-K/A dated March 5, 1999 and filed with the SEC on May 19, 1999, respectively.

                         INSIGNIA FINANCIAL GROUP, INC.
         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                   FOR THE SIX MONTHS ENDED JUNE 30, 1999 (In
                       thousands, except per share data)


                                                         HISTORICAL
                                       -----------------------------------------------                    PRO FORMA
                                                            ST.           DOUGLAS          OTHER            INCOME
                                          INSIGNIA        QUINTIN         ELLIMAN       ADJUSTMENT         STATEMENT
                                       ---------------------------------------------------------------------------------
REVENUES
   Real estate services                    $  270,806    $  6,281        $  39,253     $                    $   316,340
                                                                                               --
   Property operations                            787          --               --             --                   787
   Interest                                     2,262          78               --            (78)  (a)           2,262
                                       ---------------- -------------- --------------- --------------      --------------
      Total revenues                          273,855       6,359           39,253            (78)              319,389
                                       ------------------------------- --------------- --------------      --------------

COSTS AND EXPENSES
   Real estate services                       250,911       8,450           32,252         (2,654)  (b)         288,959
   Property operations                            262          --               --             --                   262
   Administrative                               4,627          --               --             --                 4,627
   Interest                                     2,519          11               43          2,328   (c)           4,901
   Property interest                              329          --               --             --                   329
   Depreciation                                 2,602          91              588           (485)  (d)           2,796
   Property depreciation                          117          --               --             --                   117
   Amortization of intangibles                 10,921          --               --          1,412   (e)          12,333
   Merger related expenses                      5,533          --               --         (5,533)  (f)              --
                                       ------------------------------- --------------- --------------      --------------
      Total expenses                          277,821       8,552           32,883         (4,932)              314,324
                                       ---------------- -------------- --------------- --------------      --------------
                                               (3,966)     (2,193)           6,370          4,854                 5,065

Equity earnings in real estate ventures         1,922          --               --             --                 1,922
                                       ---------------- -------------- --------------- --------------      --------------

INCOME (LOSS)  BEFORE INCOME TAXES             (2,044)     (2,193)           6,370          4,854                 6,987

   Provision for income taxes                      29          --               26          3,439   (g)           3,494
                                       ---------------- -------------- --------------- --------------      --------------

NET INCOME (LOSS)                         $    (2,073)   $ (2,193)       $   6,344      $   1,415          $      3,493
                                       ================ ============== =============== ==============      ==============

Per share amounts - basic                 $     (0.10)                                                     $       0.16
                                       ================                                                    ==============
Per share amounts - assuming dilution     $     (0.10)                                                     $       0.15
                                       ================                                                    ==============

Weighted average common shares and
   assumed conversions                     21,555                                           2,101   (h)          23,656
                                       ================                                ==============      ==============



See Notes to Unaudited Pro Forma Condensed Consolidated Statements of Income

                         INSIGNIA FINANCIAL GROUP, INC.
         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                    FOR THE YEAR ENDED DECEMBER 31, 1998 (In
                        thousands, except per share data)


                                                          HISTORICAL
                                       ------------------------------------------------
                                                                                                            PRO FORMA
                                                                        DOUGLAS          OTHER             STATEMENT OF
                                          INSIGNIA      ST. QUINTIN     ELLIMAN        ADJUSTMENTS           INCOME
                                       --------------------------------------------------------------   ----------------
REVENUES
   Real estate services                   $507,351     $  40,035       $75,862       $      --              $  623,248
   Interest                                  3,196           789            --            (789(a)                3,196
   Other                                       233           366            --              --                     599
                                       -------------- -------------- ------------- ------------           ------------
      Total revenues                       510,780        41,190        75,862            (789)                627,043
                                       -------------- -------------- ------------- ------------           ------------

COSTS AND EXPENSES
   Real estate services                    451,774        32,979        63,840           1,244(b)              549,837
   Administrative                            7,232            --            --              --                   7,232
   Interest                                  1,378            23           106           6,082(c)                7,589
   Depreciation                              3,090           318         1,200            (995(d)                3,613
   Amortization of intangibles              19,453            --            --           3,777(e)               23,230
   Provision for loss on subsidiary          2,300            --            --              --                   2,300
                                       -------------- -------------- ------------- ------------           -------------
      Total expenses                       485,227        33,320        65,146          10,108                 593,801
                                       -------------- -------------- ------------- ------------           -------------
                                            25,553         7,870        10,716         (10,897)                 33,242

Equity losses in real estate ventures       (1,896)           --            --              --                  (1,896)
Minority interests                             371            --            --              --                     371
                                       -------------- -------------- ------------- ------------           ------------

INCOME (LOSS) BEFORE INCOME TAXES           24,028         7,870        10,716         (10,897)                 31,717

   Provision for income taxes               12,975           366            43           3,051(g)               16,435
                                       -------------- -------------- ------------- ------------           ------------

NET INCOME (LOSS)                        $  11,053     $   7,504       $10,673      $  (13,948)            $    15,282
                                       ============== ============== ============= ============           ============

Per share amounts - basic              $      0.52                                                         $      0.73
                                       ============                                                       ============
Per share amounts - assuming dilution  $      0.50                                                         $      0.68
                                       ============                                                       ============

Weighted average common shares and
    assumed conversions                     21,993                                        612(h)               22,605
                                       ===========                                 ============           ============


See Notes to Unaudited Pro Forma Condensed Consolidated Statements of Income

                         INSIGNIA FINANCIAL GROUP, INC.
    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                 (In thousands)

                                                                                                  INCOME INCREASE (DECREASE)
                                                                                            ----------------------------------------
                                                                                              SIX MONTHS ENDED       YEAR ENDED
                                                                                                  JUNE 30,          DECEMBER 31,
                                                                                                    1999                1998
                                                                                            --------------------- ------------------
PRO FORMA ADJUSTMENTS
REVENUES
(a) St. Quintin  distributed all its cash to its owners pursuant to the purchase agreement
with Insignia.  The elimination of interest income is reflected as a pro forma adjustment      $        (78)          $      (789)

COSTS AND EXPENSES
(b)  Reduction (increase) in real estate services expenses:
     As part of the St. Quintin acquisition, an office lease not to be used is being
      sublet. The applicable rent is removed from real estate services expense                          242                 1,490
     As part of the  Douglas  Elliman  acquisition,  the  present  value of  future  lease obligations  pertaining to the  difference  between the rental rates pursuant to the leases below current  market rent was recorded as an asset.  A pro forma  adjustment
      is made to reflect the applicable rent in real estate services expense                           (205)                 (483)
     St.  Quintin  operated as a  partnership.  A pro forma  adjustment is made to reflect
      partners' salaries on the terms entered into at the time of the acquisition                      (163)               (1,436)
     The St.  Quintin  bonus  plan was  modified  on the  acquisition  date.  A pro  forma adjustment is made to adjust to the bonus amount as  calculated  in accordance  with
      this modification                                                                               2,780                  (815)
                                                                                            --------------------- ------------------
                                                                                                      2,654                (1,244)
                                                                                            --------------------- ------------------
(c) Represents (increase) decrease in interest expense:
     Represents  the pro forma  adjustment  for  interest  expense  from $89.3  million in borrowings on Insignia's  revolving credit facility  (approximately 7% per annum - a
      1/8 of a percent  variance in interest  rates would  result in a change in pro forma interest of  approximately  $40,000 and $100,000 for the periods ended June 30, 1999
      and December 31, 1998, respectively)                                                           (2,328)               (6,008)
     Interest  expense on the present value  obligation for the office lease  described in
      (b) above is reflected as a pro forma  adjustment  using a 9% present value discount
      rate in calculating the liabilities                                                               (11)                  (97)
     Represents the pro forma adjustment to eliminate  interest expense on debt retired as
      a condition to the acquisition                                                                     11                    23
                                                                                            --------------------- ------------------
                                                                                                     (2,328)               (6,082)
                                                                                            --------------------- ------------------
(d) Represents  the reduction of Douglas  Elliman  depreciation  expense based on purchase
     price allocated to property and equipment (5 yr.)                                                  485                   995

(e) Represents amortization of purchase price allocated to goodwill (25 yr.):
      St. Quintin                                                                                      (215)               (1,287)
      Douglas Elliman                                                                                (1,197)               (2,490)
                                                                                            --------------------- ------------------
                                                                                                     (1,412)               (3,777)
(f)  Represents the pro forma  adjustment to eliminate  one-time  merger related  expenses
     attributable to the St. Quintin acquisition                                                      5,533                    --
                                                                                            --------------------- ------------------
    Total cost and expense effect                                                                     4,932               (10,108)
                                                                                            --------------------- ------------------

(g) Income tax effect                                                                                (3,439)               (3,051)

                                                                                            --------------------- ------------------
       ADJUSTMENT TO NET INCOME                                                                $      1,415          $    (13,948)
                                                                                            ===================== ==================

                         INSIGNIA FINANCIAL GROUP, INC.
    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                 (In thousands)


                                                                                              SIX MONTHS ENDED       YEAR ENDED
                                                                                                  JUNE 30,          DECEMBER 31,
                                                                                                    1999                1998
                                                                                            --------------------- ------------------
SHARE DATA (h) Weighted average common shares and assumed conversions:
     Issuance of 305,981 shares of Insignia common stock in connection with the
      St. Quintin acquisition                                                                           218                   306
     Potential  assumed  conversions,  with respect to assumed options to purchase 611,962
      shares of Insignia common stock in connection with the St. Quintin acquisition                    224                   306
     Potential assumed conversions with respect to common stock equivalents of Insignia               1,659                    --
                                                                                            --------------------- ------------------
                                                                                                      2,101                   612
                                                                                            ===================== ==================


NOTE 1

     The statement of income of Insignia for the six months ended June 30, 1999 includes operating results for St. Quintin and Douglas Elliman for the respective periods of ownership. The statements of income for St. Quintin and Douglas Elliman for the six months ended June 30, 1999 represent historical operating results for the periods prior to acquisition.

NOTE 2

     The financial statements of St. Quintin have been translated from British Pounds to Dollars using the following exchange rates: $1.6194 for the statement of income for the six months ended June 30, 1999 and $1.6641 for the statement of income for year ended December 31, 1998. These exchange rates have been determined based on the estimated average rate for each period.

NOTE 3

     The acquisition and subsequent operational merger with REGL is expected to achieve significant operating synergies due primarily to accommodation savings from subleased excess office space of REGL, and to a lesser extent, the elimination of duplicated overhead costs. These synergies, which are not reflected in the pro forma results presented, are estimated at more than $3 million annually.

NOTE 4

     Certain items in this report may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and as such may involve known and unknown risks, uncertainties and other factors which may cause these pro forma financial statements to be materially different from future results or achievements expressed or implied by such forward-looking statements. You can identify such statements by the fact that they do not relate strictly to historical or current facts. Actual results will be affected by a variety of risks and factors, including, without limitation, economic conditions, real estate risks and financing risks.

     All such forward-looking statements speak only as of the date of this report. Insignia expressly disclaims any obligation or undertaking to release publicly any updates of revisions to any forward-looking statements contained herein to reflect any change in Insignia's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

(C) EXHIBITS


10.1 Purchase Agreement, dated as of May 27, 1999, among Douglas Elliman, Douglas Elliman, Inc. and Douglas Elliman Insurance Brokerage Corp. as seller and DE Acquisition, LLC as buyer. *


23.1     Consent of Ernst & Young LLP


99.1     Press release dated June 23, 1999. *


-------------------
* Previously filed.